EXHIBIT 22.0

                             SUN MICROSYSTEMS, INC.
                                  Subsidiaries


Lighthouse Design Ltd.
Lighthouse Design R&D Corporation
Nihon Sun Microsystems, K.K.
Solaris Corporation
Sun Microsystems (Barbados) Ltd.
Sun Microsystems (Schweiz) A.G.
Sun Microsystems AB
Sun Microsystems Australia Pty Ltd.
Sun Microsystems Belgium
Sun Microsystems Benelux B.V.
Sun Microsystems Distributions International, Inc.
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Federal, Inc.
Sun Microsystems France S.A.
Sun Microsystems GmbH
Sun Microsystems Holding Limited
Sun Microsystems Hungary Computing Ltd.
Sun Microsystems Iberica S.A.
Sun Microsystems Intercontinental Operations
Sun Microsystems International, Inc.
Sun Microsystems International B.V.
Sun Microsystems Ireland Limited
Sun Microsystems Italia S.p.A
Sun Microsystems Korea, Ltd.
Sun Microsystems Limited
Sun Microsystems Management Services Corporation
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Ltd.
Sun Microsystems Oy
Sun Microsystems Poland Sp.z.o.o
Sun Microsystems Properties, Inc.
Sun Microsystems Pte. Ltd.
Sun Microsystems Scotland B.V.
Sun MIcrosystems Scotland Ltd.
Sun Microsystems Technology Pty., Ltd.
Sun Microsystems de Chile, S.A.
Sun Microsystems de Colombia, S.A.
Sun Microsystems de Mexico, S. A. de C.V.
Sun Microsystems de Venezuela, S. A.
Sun Microsystems do Brasil Industria e Comercio Ltda.
Sun Microsystems of California, Inc.
Sun Microsystems of California, Ltd.
Sun Microsystems of Canada Inc.
Sun Microsystems of China Ltd.
Sun TSI Subsidiary, Inc.
SunExpress, Inc.
SunExpress International, Inc.
SunSoft, Inc.
SunSoft International, Inc.